UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 28, 2007

Tower Tech Holdings Inc.

(Exact name of Registrant as Specified in its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

0-31313	88-0409160
(Commission File Number)	(IRS Employer
Identification No.)

101 South 16th Street, P.O. Box 1957

Manitowoc, Wisconsin 54221-1957

(Address of Principal Executive Offices and Zip Code)

(920) 684-5531

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On December 28, 2007, Tower Tech Holdings Inc. (the “Company”) entered into an agreement with Tontine Capital Partners, L.P. and Tontine Partners, L.P. (such entities, together with their affiliates, “Tontine”), pursuant to which Tontine Capital Partners, L.P. and Tontine Partners, L.P. agreed to purchase an aggregate 2,031,250 shares of Company common stock in a private placement at $8.48 per share for a total purchase price of $17,225,000 (the “Securities Purchase Agreement”).  On January 3, 2008, the Company amended and restated the Securities Purchase Agreement (the “Amended and Restated Securities Purchase Agreement”) to allow Tontine Capital Partners, L.P. to assign its right to purchase shares to Tontine 25 Overseas Master Fund, L.P. and to add Tontine 25 Overseas Master Fund, L.P. as a party. The Amended and Restated Securities Purchase Agreement is otherwise substantially identical to the original Securities Purchase Agreement, and is filed as Exhibit 10.1 hereto.

The Company will use the proceeds of this transaction to finance its anticipated acquisition of Energy Maintenance Service, LLC (“Energy Maintenance Service”), the terms of which are set forth in the Membership Interest Purchase Agreement dated December 9, 2007 among the Company, Energy Maintenance Service and the members of Energy Maintenance Service, which is described in the Company’s Current Report on Form 8-K filed December 13, 2007 and filed as Exhibit 2.1 thereto. The closing of the transactions contemplated by the Amended and Restated Securities Purchase Agreement will take place in connection with the completion of the Company’s acquisition of Energy Maintenance Service.

Prior to this transaction, Tontine owned approximately 38% of the Company’s issued and outstanding common stock, the majority of which was issued pursuant to private agreements between the Company and Tontine entered into on March 1, 2007 (the “March 2007 Agreement”) and August 22, 2007 (the “August 2007 Agreement”), the terms of which are described in the Company’s Current Reports on Form 8-K filed March 5, 2007 and August 24, 2007, respectively.   Tontine has also purchased shares of Company common stock in private transactions with certain officers and directors of the Company and their family members.  In connection with the March 2007 Agreement and the August 2007 Agreement, the Company agreed that for so long as Tontine holds at least 10% of the then issued and outstanding common stock, Tontine shall have the right to have a representative attend meetings of the Company’s Board of Directors as an observer, and that for so long as Tontine holds at least 20% of the then issued and outstanding common stock, Tontine shall have the right to appoint three members of the Company’s Board of Directors.  In addition, the Company has approved the acquisition of its common stock by Tontine such that Tontine will not be subject to certain restrictions set forth in the Nevada Revised Statutes.  The Company has agreed that it will not revoke such approval and that it will use its best efforts to ensure that any future acquisitions by Tontine shall not be subject to anti-takeover provisions included in any of the Company’s organizational documents or the laws and regulations of any governmental authority.

Also in connection with the August 2007 Agreement, the Company issued senior subordinated convertible promissory notes to Tontine  (the “Notes”), the terms of which are described in the Company’s Current Report on Form 8-K filed October 24, 2007. The Notes contain a conversion feature which becomes effective January 19, 2008, and subject to certain conditions, will enable Tontine to convert the outstanding principal and accrued interest on the Notes into shares of Company common stock.

Pursuant to a Registration Rights Agreement entered into with the March 2007 Agreement and amended in connection with the August 2007 Agreement, Tontine also has demand and piggyback registration rights for all of the shares of Company common stock that it owns, including the shares that the Company anticipates issuing to Tontine pursuant to the Amended and Restated Securities Purchase Agreement. The Registration Rights Agreement is filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed March 5, 2007, and the Amendment to the Registration Rights Agreement is filed as Exhibit 10.6 to the Company’s Current Report on Form 8-K filed October 24, 2007.

The foregoing summary of Tontine’s financing of the Company’s acquisition of Energy Maintenance Service does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Securities Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 3.02               Unregistered Sales of Equity Securities

The information set forth in Item 1.01 above with respect to the proposed sale of 2,031,250 shares of Company common stock to Tontine in transactions that are not registered under the Securities Act of 1933, as amended, is incorporated herein by reference.  The shares will be issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, since the issuances will not involve a public offering, the recipients will take the shares for investment and not resale and the Company will take appropriate measures to restrict transfer.  The Company will not pay underwriter discounts or commissions in connection with either transaction.

Item 9.01               Financial Statements and Exhibits.

(d)		Exhibits:
	10.1	Amended and Restated Securities Purchase Agreement dated January 3, 2008 among Tower Tech Holdings Inc., Tontine Partners, L.P. and Tontine 25 Overseas Master Fund, L.P.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 4, 2008

TOWER TECH HOLDINGS INC.

/s/ Steven A. Huntington
Steven A. Huntington
Chief Financial Officer

EXHIBIT INDEX

Tower Tech Holdings Inc.

Form 8-K Current Report

Exhibit
Number	Description

10.1	Amended and Restated Securities Purchase Agreement dated January 3, 2008 among Tower Tech Holdings Inc., Tontine Partners, L.P. and Tontine 25 Overseas Master Fund, L.P.